UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
____________

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2014

INFOBLOX INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35507	20-0062867
(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 986-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submissions of Matters to a Vote of Security Holders

On December 17, 2014, Infoblox Inc. (the “Registrant”) held its 2014 Annual Meeting of Stockholders (the “ Meeting ”). At the Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

1. To elect two Class III directors, each to serve until the third annual meeting of stockholders following the Meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal:

Nominee	For	Withheld	Broker Non-Votes
Philip Fasano	42,018,678	63,057	9,166,391
Michael L. Goguen	41,626,241	455,494	9,166,391

Each of the directors named under Proposal No. 1 was elected.
2. To ratify the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending July 31, 2015:

For	Against	Abstain
50,714,800	518,260	15,066

3. Advisory vote to approve executive compensation:

For	Against	Abstentions	Broker Non-Votes
41,582,433	491,416	7,886	9,166,391

4. Advisory vote on the frequency of future advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
39,625,448	14,239	2,425,766	16,282	9,166,391

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOBLOX INC.

Date: December 17, 2014		/s/ Stephen Yu
	By:	Stephen Yu
Executive Vice President and General Counsel